UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2005

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition; and

Item 7.01 Regulation FD Disclosure

On November 3, 2005, ManTech International Corporation announced its financial results for the quarter ended September 30, 2005 and earnings guidance for the fourth quarter and full year 2005. A copy of the November 3, 2005 press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.05 Amendments to Registrant’s Code of Ethics

ManTech International Corporation has revised its Standards of Ethics and Business Conduct, which sets forth the policies comprising the Company’s code of conduct. These policies satisfy the SEC’s requirements for a “code of ethics” applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions, as well as Nasdaq’s requirements for a code of conduct applicable to all directors, officers and employees. ManTech’s Board of Directors approved the revised Standards on October 31, 2005.

As permitted by applicable SEC rules, the Company uses its website as a method of disseminating disclosures relating to amendments to or waivers from its code of ethics. A copy of ManTech’s revised Standards has been made available on the Corporate Governance page on the Company’s website: www.mantech.com.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit
99.1	ManTech International Corporation Press Release, dated November 3, 2005, announcing financial results for the quarter ended September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: November 3, 2005	By:	/s/ Kevin M. Phillips
Kevin M. Phillips
Chief Financial Officer